NOE

JAY A. SHAFER, ESQ.
Nevada Bar No. 9184
CORY READE DOWS AND SHAFER
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
Telephone: (702) 794-4411
Facsimile: (702) 794-4421
JShafer@crdslaw.com
Attorneys for Respondent
Go Silver Toprich Holdings, Inc.

DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of **GO SILVER TOPRICH HOLDINGS, INC., a Nevada Corporation,**	Case No. A-19-805646-B Dept. No. XXVII

NOTICE OF ENTRY OF STIPULATION AND ORDER TO DISMISS WITH PREJUDICE

PLEASE TAKE NOTICE that on the 2nd day of July, 2020 a Stipulation and Order to Dismiss with Prejudice, a true and correct copy of which is attached hereto, was entered in the above referenced matter.

Dated this 2nd day of July, 2020.

CORY READE DOWS & SHAFER

By: ______________________
JAY A. SHAFER, ESQ.
Nevada Bar No. 009184
1333 N. Buffalo Drive, Suite 210
Las Vegas, Nevada 89103
(702) 794-4411
Attorneys for Respondent
Go Silver Toprich Holdings, Inc.

CERIFICATE OF SERVICE

THE UNDERSIGNED does hereby certify that I am over 18 years of age and that on the 2nd day of July, 2020, I transmitted via electronic service a copy of Notice of Entry of Stipulation and Order to Dismiss with Prejudice.

Peter L. Chasey
Chasey Law Offices
3295 N. Fort Apache Road, Ste. 110
Las Vegas, NV 89129
peter@chaseylaw.com

[signature]
An Employee of CORY READE DOWS AND SHAFER

CORY READE DOWS & SHAFER
1333 N. Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

SAO
JAY A. SHAFER, ESQ.
Nevada Bar No. 9184
CORY READE DOWS AND SHAFER
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
Telephone: (702) 794-4411
Facsimile: (702) 794-4421
JShafer@crdslaw.com
Attorneys for Respondent
Go Silver Toprich Holdings, Inc.

DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of **GO SILVER TOPRICH HOLDINGS, INC., a Nevada Corporation,**	Case No. A-19-805646-B Dept. No. XXVII

STIPULATION AND ORDER TO DISMISS WITH PREJUDICE

IT IS HEREBY STIPULATED AND AGREED pursuant to N.R.C.P. 41 between Petitioner Custodian Ventures, LLC, by and through its counsel Peter Chasey, Esq., and Respondent Go Silver Toprich Holdings, Inc, by and through its counsel Jay A. Shafer, Esq., that all claims, counterclaims, cross-claims and affirmative defenses by and between the Settling

///

///

Cory Reade Dows & Shafer
1333 N. Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

Parties shall be and hereby are dismissed with prejudice, with each of party to bear all of their respective own costs and attorneys' fees herein incurred.

DATED this 30th day of June, 2020.

CORY READE DOWS & SHAFER

By: ______________________
Jay A. Shafer, Esq.
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411
Attorney for Respondent

DATED this 25th day of June, 2020.

CHASEY LAW OFFICES.

By: Peter Chasey
Peter L Chasey Esq.
3295 N Fort Apache, Suite 110
Las Vegas, Nevada 89129
(702) 233-0393
Attorney for Petitioner

ORDER

IT IS SO ORDERED this _____ day of _____, 2020.

Dated this 2nd day of July, 2020

Nancy L Allf
DISTRICT COURT JUDGE
JD

3F8 892 A643 547B
Nancy Allf

Submitted by:
CORY READE DOWS & SHAFER

By: ______________________
JAY A. SHAFER, ESQ.
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411
Fax: (702) 794-4421
jshafer@crdslaw.com
Attorneys for Respondent

Cory Reade Dows & Shafer
1333 N. Buffalo Drive, Suite #210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

CSERV

DISTRICT COURT
CLARK COUNTY, NEVADA

Custodian Ventures, LLC, Plaintiff(s) vs. Go Silver Toprich Holdings, Inc., Defendant(s)	CASE NO: A-19-805646-B DEPT. NO. Department 27

AUTOMATED CERTIFICATE OF SERVICE

This automated certificate of service was generated by the Eighth Judicial District Court. The foregoing Stipulation and Order for Dismissal With Prejudice was served via the court's electronic eFile system to all recipients registered for e-Service on the above entitled case as listed below:

Service Date: 7/2/2020

Jay Shafer	JShafer@premierlegalgroup.com
Peter Chasey	peter@chaseylaw.com
Laurie Alderman	lalderman@crdslaw.com
Leta Metz	assistant@crdslaw.com

SETTLEMENT AGREEMENT

This Settlement Agreement (the "Agreement") is made the 10 day of June, 2020 (the "***Execution Date***") by and GO SILVER TOPRICH HOLDINGS, INC., , a Nevada corporation ("*SGLA*"), and CUSTODIAN VENTURES, LLC ("*CV*") and DAVID LAZAR ("LAZAR") (each a "Party" and collectively the "Parties").

WITNESSETH:

WHEREAS, the CV initiated a custodial action in Nevada for the appointment of a Custodian to manage the affairs of GO SILVER TOPRICH HOLDINGS, INC, Eighth Judicial District Court Case No. A-19-805646-B) (the "***Action***");

WHEREAS, in lieu of pursuing costly litigation, SGLA, CV and LAZAR have agreed to settle this matter whereby CV shall dismiss its custodianship, with prejudice, and SGLA shall resume operations of the business, and each party shall provide each other mutual releases;

WHEREAS, CV and DAVID LAZAR, its principal, have taken such actions on behalf of the company as identified by counsel, including the filing of a certificate of amendment, annual list and reinstatement, with the Nevada Secretary of State; filing a Form 8k on January 7, 2020; addressing outstanding invoices with Nevada Agency and Transfer Company.

WHEREAS CV, and its agents, principals, attorneys and assigns, have not issued any shares, convertible notes, or any debt instruments, and have not affected the ownership of the company in any way.

WHEREAS CV, and DAVID LAZAR and its agents, principals, attorneys and assigns, have not taken any other actions not identified to counsel for SGLA which resulted in any change to the legal or corporate status of SGLA or have obligated it legally in any way.

WHEREAS, the Parties now desire to resolve all disputes existing between them upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, releases, and payments provided for herein, the Parties hereto agree as follows:

The recitals set forth above contain material terms of this Agreement and re incorporated herein.

1. Obligations Among the Parties. By the Parties executing this Agreement and in consideration of the release set forth below, SGLA agrees to pay to CV $15,000 towards its costs and expenses in bringing the custodial Action (the "Settlement Amount"), no later than five (5) days after execution of this Agreement via wire transfer to CV's counsel as follows:

[redacted]

[redacted]

2. ***CV agrees that within two (2) days of receiving the Settlement Amount, and prior to any hearing in this action, CV will file a voluntary dismissal of the Action with the Court.***

3. <u>**Mutual Release, Confidentiality, and Non-Disparagement**</u>.

a. In consideration of the agreements and mutual promises made herein, SGLA , on the one hand, and CV and LAZAR, on the other hand, hereby mutually release and forever discharge each other, from any and all actions, suits, liens, claims, controversies, disputes, causes of action, expenses and compensation of any kind or nature without limitation, attorney's fees and costs, which the Parties may have had or claim to have had, or now have or claim to have, or hereafter may have or assert to have, on account of, or by reason of, or in any way growing out of or, directly or indirectly, whether known or unknown, suspected or unsuspected, resulting from or by reason of the facts, theories and causes of action in connection with the Action, arising prior to the date hereof ("Released Claims "),other than the parties' respective obligations under this Agreement and the other agreements contemplated hereby. This release does not apply to any non-disclosed actions of LAZAR and CV. CV and LAZAR promise to defend and indemnify SGLA for the result of any non-disclosed actions. The parties represent that no portion of any Released Claims have been assigned or transferred by subrogation or otherwise to any other person, firm, or entity. CV and LAZAR agree not to seek to bring a renewed custodial action for a period of two (2) years. If in fact, CV or LAZAR brings a renewed custodial action prior to the presumptive reasonable time period set forth herein CV and LAZAR agrees to reimburse SGLA for the $15,000 Settlement Amount paid to CV pursuant to this Agreement, unless good cause is shown by a preponderance of the evidence why the action could not be delayed.

b. The Parties and their agents agree to keep confidential and not disclose to any third party the terms and conditions of this Agreement, the existence of this Agreement, or any of the negotiations and discussions that preceded its making, except as follows in which cases the Parties will nevertheless use their best efforts to seek confidential treatment by any receiving Party: (i) as is necessary to dismiss the Action; (ii) as is necessary to effectuate any term or provision of the settlement, including any subsequent litigation to enforce the settlement, except that both Parties shall take all reasonable steps to maintain the confidentiality of this information including filing documents under seal and entry of appropriate protective orders; (iii) to either Party's insurers, as necessary to pursue insurance claims; (iv) to a Party's accountants or lawyers; and (v) as required by law or

court order upon notice to the other Party sufficiently in advance of such disclosure to permit it to seek a protective order. All Parties acknowledge that the confidentiality obligations set forth herein are material considerations for each of the other Party's agreement to enter into this Agreement, that each of the other Parties would not have entered into this Agreement without such confidentiality obligations, and that any breach of the confidentiality obligations would be a material breach of this Agreement.

c. The Parties, as well as their respective officers, directors, and principals shall not directly or indirectly falsely disparage each other in any written or oral communication to any person or entity, including via electronic mail or electronic communication, on the Internet, through a website, bulletin board, posting, blog, or otherwise. Should it be determined pursuant to the dispute resolution provisions of this agreement that either party has violated this provision, either party may seek injunctive relief.

4. **No Admission of Liability**. No party admits any default, error, liability, or wrongdoing by entering into this Agreement. Neither shall any party hereto portray this Agreement or any act taken under or in connection with it as an explicit or implicit statement or admission of the strength or weakness of any position taken by any party. Instead, the Parties enter into this Agreement to constructively resolve disputes between them and to avoid litigation.

5. **No Oral Modifications**. This Agreement sets forth the entire agreement between the Parties and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof and may not be changed or terminated orally. The Parties represent that in entering this Agreement they do not rely on any statement or fact not set forth herein.

6. **Governing Law, Remedies, Venue and Jurisdiction**. This Settlement Agreement shall be governed exclusively by the Laws of the State of Nevada, and any actions, claims or proceedings shall be subject to the exclusive venue and jurisdiction of the state and Federal Courts in Clark County, Nevada. The Parties hereby waive any right to a jury trial. In the event of a default by either Party, the other Party's sole remedy shall be to enforce the terms of this Settlement Agreement. In the event a Party to this Settlement Agreement must institute suit or a cause of action to enforce the terms of this Settlement Agreement, the prevailing party will be entitled to fees and costs, including reasonable attorney's fees. Nothing herein shall prevent either Party from seeking injunctive relief for breach of Section 2(b) and (c) hereof.

7. **Notices**. All notices, requests, demands, claims, and other communications hereunder shall be in writing and delivered via overnight courier. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given as of the next business day. Such notices shall be addressed to the intended recipient(s) as follows:

If to SGLA .: CORY READE DOWS & SHAFER
1333 N. Buffalo, Suite 210
Las Vegas, NV 89128

If to the CV: CHASEY LAW OFFICES
3295 N. Fort Apache Road, Ste. 110
Las Vegas, NV 89129

8. **No Representations**. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement, except for the representations of prior actions and inactions by CV.

9. **Severability**. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

10. **Entire Agreement**. This Agreement represents the entire agreement and understanding between the Parties concerning the matters set forth herein and supersedes and replaces any and all prior agreements and understandings concerning the Agreements.

11. **Binding Effect**. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors, assigns, distributees, heirs, and grantees of any revocable trusts of a Party. No Party may assign either this Agreement or any of its or his or her rights, interests, or obligations hereunder without the prior written approval of the other Parties.

12. **No Third-Party Beneficiaries**. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

13. **Headings and Counterparts**. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Facsimile and photocopies of this Agreement shall have the same effect as originals.

14. **Waivers**. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence and all waivers must be in writing, signed by the waiving Party, to be effective.

15. **Voluntary Execution of Agreement**. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains;

(d) They are fully aware of the legal and binding effect of this Agreement; and

(e) Each signatory to this Agreement below represents that he/she has the requisite authority and has been duly authorized by his/her respective corporation to execute this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

GO SILVER TOPRICH HOLDINGS, INC

By: ____________________
Name: Xiong Luo
Title: Mr
Date: 10/06/2020

CUSTODIAN VENTURES, LLC

By David Lazar
Name: David Lazar
Title: CEO
Date: June 13. 2020

DAVID LAZAR

David Lazar
Date: June 13, 2020